UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 27, 2026

Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8184 Highway 44, Suite 111, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 27, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Crown Crafts, Inc. (the “Company”), following the completion of a competitive proposal process, approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2027, and approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm effective August 27, 2026.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended March 29, 2026 and March 30, 2025, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 29, 2026 and March 30, 2025, and the subsequent interim period through August 27, 2026, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto with KPMG on any matter of accounting principles or practices, consolidated financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company for such years; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weakness in the Company’s internal control over financial reporting pertaining to the Company’s failure to effectively design and maintain controls related to the review and approval of all manual journal entries. This material weakness was first reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on June 25, 2025. It was remediated as of March 29, 2026, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2026, filed with the SEC on June 24, 2026. The Audit Committee discussed this reportable event with KPMG. KPMG has been authorized by the Company to respond fully to the inquiries of Grant Thornton, the successor independent registered public accounting firm, concerning this reportable event.

The Company has provided KPMG with a copy of the disclosures set forth in this Current Report on Form 8-K and has requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements contained herein and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter, dated August 31, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended March 29, 2026 and March 30, 2025, and during the subsequent interim period through August 27, 2026, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits.

	16.1	Letter dated August 31, 2026, from KPMG LLP to the SEC.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: August 31, 2026	/s/ Claire K. Spencer
CLAIRE K. SPENCER
Vice President and Chief Financial Officer

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